                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             THE TIMBERLAND COMPANY
                (Name of Registrant as Specified In Its Charter)

                             THE TIMBERLAND COMPANY
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

- --------------------------------------------------------------------------------

                             THE TIMBERLAND COMPANY
                                200 DOMAIN DRIVE
                         STRATHAM, NEW HAMPSHIRE 03885

                                                                  April 19, 1995

TO THE STOCKHOLDERS:

     The Board of Directors and Officers of The Timberland Company invite you to attend the 1995 Annual Meeting of Stockholders to be held on Thursday, May 18, 1995, at 9:30 a.m. at the Company's headquarters located at 200 Domain Drive, Stratham, New Hampshire.

     A copy of the Proxy Statement and the proxy are enclosed.

     IF YOU CANNOT BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                                            Cordially,

                                            SIDNEY W. SWARTZ
                                            Chairman, Chief Executive Officer
                                            and President

                             THE TIMBERLAND COMPANY
                                200 DOMAIN DRIVE
                         STRATHAM, NEW HAMPSHIRE 03885

                 NOTICE OF 1995 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 1995

     The 1995 Annual Meeting of Stockholders of The Timberland Company will be held on Thursday, May 18, 1995, at 9:30 a.m. at the Company's headquarters located at 200 Domain Drive, Stratham, New Hampshire, for the following purposes:

          1. To fix the number of directors at five for the coming year, subject to further action by the Board of Directors as provided in the By-Laws, and to elect five directors to hold office until their successors shall have been duly elected and qualified;

          2. To increase the number of shares reserved for issuance under the Company's 1987 Stock Option Plan from 1,600,000 to 2,100,000 and to set the maximum number of shares for which options may be granted thereunder in any year to any participant at 150,000;

          3. To increase the number of shares reserved for issuance under the Company's 1991 Employee Stock Purchase Plan from 100,000 to 200,000; and

          4. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     Two of the directors will be elected by the holders of Class A Common Stock voting separately as a class. The remaining three directors will be elected by the holders of Class A Common Stock and the holders of Class B Common Stock voting together as a single class.

     The Board of Directors has fixed the close of business on Monday, April 3, 1995, as the record date for the determination of stockholders entitled to notice of and to vote and act at the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to notice of and to vote and act at the Annual Meeting.

                                            By Order of the Board of Directors,

                                            JOHN E. BEARD
                                            Secretary
April 19, 1995

                             THE TIMBERLAND COMPANY
                                200 DOMAIN DRIVE
                         STRATHAM, NEW HAMPSHIRE 03885

                                PROXY STATEMENT
                                 APRIL 19, 1995

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited by the Board of Directors of The Timberland Company, a Delaware corporation ("Timberland" or the "Company"), for use in connection with the 1995 Annual Meeting of Stockholders of the Company to be held on May 18, 1995, and any adjourned sessions thereof. The complete mailing address of the executive offices of the Company is 200 Domain Drive, Stratham, New Hampshire 03885, and the Company's telephone number is (603) 772-9500. The matters to be acted upon at the Annual Meeting are stated in the accompanying Notice of Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only stockholders of record as of the close of business on April 3, 1995, are entitled to vote at the Annual Meeting and any adjournments thereof. As of April 3, 1995, 8,219,150 shares of the Company's Class A Common Stock and 2,735,381 shares of the Company's Class B Common Stock were outstanding.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail or telegram, proxies may be solicited personally or by telephone by directors, officers and regular employees of the Company, none of whom will be specially compensated for such solicitation. The expected date of the first mailing of this Proxy Statement and the enclosed proxy is April 19, 1995.

     If the enclosed proxy is properly signed and returned and not revoked, the shares represented thereby will be voted at the Annual Meeting. If the stockholder specifies in the proxy how the shares are to be voted, they will be voted accordingly. If the stockholder does not specify how the shares are to be voted, then they will be voted: (i) to fix the number of directors at five and to elect the five nominees named in this Proxy Statement; (ii) to increase the number of shares reserved for issuance under the Company's 1987 Stock Option Plan from 1,600,000 to 2,100,000 and to limit the maximum number of shares for which options may be granted thereunder in any year to any participant at 150,000; and (iii) to increase the number of shares reserved for issuance under the Company's 1991 Employee Stock Purchase Plan from 100,000 to 200,000. Should any person named as a nominee for director be unable to serve as a director, each person appointed as proxy for the Annual Meeting may, in his discretion, vote for such other person as director or may vote to fix the number of directors at such number less than five, as the Board of Directors may recommend. The Company has no reason to believe that any of the nominees will not be available for election. Any stockholder has the right to revoke his, her or its proxy at any time before it is voted by attending the Annual Meeting and voting in person, by filing with the Secretary of Timberland an instrument in writing revoking the proxy or by delivering to the Secretary a newly executed proxy bearing a later date.

     The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any additional matters should properly come before the Annual Meeting, it is the intention of the persons appointed as proxies to vote on such matters in accordance with their judgment.

QUORUM, REQUIRED VOTES AND METHOD OF TABULATION

     Consistent with Delaware law and under the Company's By-Laws, a majority of the voting power of shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the Annual Meeting.

     Each share of Class A Common Stock entitles the holder of record thereof to one vote, and each share of Class B Common Stock entitles the holder of record thereof to ten votes. The holders of Class A Common Stock will vote separately as a class with respect to the election of two nominees, Messrs. Brennan and Zaleznik. The holders of Class A Common Stock and the holders of Class B Common Stock will vote together as a single class with respect to the election of the other three nominees. The holders of Class A Common Stock and the holders of Class B Common Stock will vote together as a single class on any other matters to be voted on at the Annual Meeting.

     The five nominees for election as directors who receive the greatest number of votes properly cast for the election of directors at the Annual Meeting shall be elected. Approval of the matters relating to the amendments to the Company's 1987 Stock Option Plan and the Company's 1991 Employee Stock Purchase Plan requires the affirmative vote of a majority of the voting power of shares present or represented and entitled to be cast on such matters at the Annual Meeting. Shares represented by proxies that withhold authority to vote for a nominee for director or indicate an abstention or a "broker non-vote" (i.e., shares represented at the Annual Meeting held by brokers or shareholder nominees as to which (i) instructions have not been received from the beneficial owners thereof or persons entitled to vote such shares and (ii) the broker or nominee does not have the discretionary voting power on a particular matter with respect to such shares) will count as shares present and entitled to vote for purposes of determining the presence of a quorum. Shares represented by proxies that indicate a "broker non-vote," however, will not constitute shares entitled to be cast at the Annual Meeting on matters relating to the amendments to the Company's 1987 Stock Option Plan and the Company's 1991 Employee Stock Purchase Plan and, thus, will have no effect on the outcome of such matters.

INDEPENDENT ACCOUNTANTS

     Deloitte & Touche LLP has been selected as the Company's independent accountants to audit the consolidated financial statements of the Company for the year ended December 31, 1995, and to report the results of their audit to the Audit Committee of the Board of Directors. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires and is expected to be available to respond to appropriate questions.

                         ITEM 1.  ELECTION OF DIRECTORS

     The directors are elected at each Annual Meeting of Stockholders to serve for the ensuing year and until their respective successors have been duly elected and qualified. The By-Laws of the Company specify that the number of directors of the Company may be determined by the Board of Directors or by the stockholders. Proxies, unless marked to the contrary, will be voted at the 1995 Annual Meeting to fix the number of directors at five and to elect the five nominees named in this Proxy Statement. The number of directors fixed at the Annual Meeting is subject to later increase by action of the stockholders or by a majority of the directors. Any vacancy arising on the Board of Directors may be filled by the stockholders or by a majority of the members of the Board of Directors.

     The current Board consists of five members, all of whom were elected directors at the 1994 Annual Meeting of Stockholders held on May 19, 1994. Mr. Brennan was elected by the holders of Class A Common

Stock voting separately as a class and Messrs. Agate, Jeffrey Swartz, Sidney Swartz and Zaleznik were elected by the holders of Class A Common Stock and the holders of Class B Common Stock voting together as a single class. Thomas R. Schwarz, who was elected as a director at the 1994 Annual Meeting of Stockholders held on May 19, 1994, resigned as a director effective July 14, 1994.

INFORMATION WITH RESPECT TO NOMINEES

     The names, ages, principal occupations for at least the last five years and certain other information with respect to the nominees for election are as follows:

          NAME AND YEAR                                 BUSINESS EXPERIENCE AND
     FIRST ELECTED DIRECTOR        AGE          DIRECTORSHIPS OF OTHER PUBLIC COMPANIES
- ---------------------------------  ---   -----------------------------------------------------
Sidney W. Swartz (1978)..........  59    Since June 1986, Mr. Swartz has served the Company as
                                         Chairman of the Board, Chief Executive Officer and
                                         President; from 1978 until June 1986, he was
                                         Treasurer of Timberland.
Jeffrey B. Swartz (1990).........  35    Since May 1991, Mr. Swartz has served the Company as
                                         Chief Operating Officer; he has also served as
                                         Executive Vice President since March 1990. From June
                                         1986 to February 1990, Mr. Swartz served the Company
                                         in a variety of positions, including: Senior Vice
                                         President of International Operations; Vice
                                         President-Operations/Manufacturing; Vice
                                         President-International; and General Manager of
                                         International Business. Jeffrey Swartz is the son of
                                         Sidney Swartz.
John F. Brennan (1987)...........  62    Since August 1991, Mr. Brennan has served as Dean of
                                         the School of Management of Suffolk University; from
                                         1984 until July 1991, he was the F. William Harder
                                         Professor of Management at Skidmore College. Mr.
                                         Brennan is also a director of Aerovox Incorporated
                                         and Data Storage Corporation.
Abraham Zaleznik (1987)..........  71    Since 1990, Mr. Zaleznik has served as Professor
                                         Emeritus of Harvard University and a self-employed
                                         consultant; from 1983 until 1990, he was Konosuke
                                         Matsushita Professor of Leadership at the Harvard
                                         Business School. Mr. Zaleznik is also a director of
                                         the following companies: Ogden Corporation (for which
                                         he serves as Vice Chairman), Le Chateau Stores, Ltd.,
                                         American Greetings, Inc. and The TJX Companies, Inc.
                                         (where he also serves on the Compensation Committee).
Robert M. Agate (1992)...........  59    Since January 1992, Mr. Agate has served as Senior
                                         Executive Vice President and Chief Financial Officer
                                         of Colgate-Palmolive Company; from October 1987 to
                                         January 1992, he was Executive Vice President and
                                         Chief Financial Officer of Colgate-Palmolive Company.

COMMITTEES OF THE BOARD

     Messrs. Agate, Brennan and Zaleznik are the members of the Company's Compensation Committee, whose functions include setting the compensation and benefits for the Company's directors, Chief Executive Officer and Chief Operating Officer and reviewing the compensation proposed by management for all other executive officers of the Company. The Committee also administers the Company's stock benefit plans, other than the Company's 1991 Stock Option Plan for Non-Employee Directors.

     Messrs. Agate, Brennan and Zaleznik are also members of the Company's Audit Committee, whose functions include recommending to the Board of Directors the appointment of the Company's independent accountants, reviewing the independence of the accountants, meeting with the accountants to review the Company's financial statements and reviewing the Company's accounting procedures and internal controls.

     The Company does not have a nominating or similar committee.

     During 1994, the Board of Directors held five meetings. In addition, the Compensation Committee and the Audit Committee each held three meetings during 1994. Each of the nominees attended at least 75% of the total number of meetings of the Board and all committees on which he served.

DIRECTORS' COMPENSATION

     The Company compensates each director who was not an officer of the Company in cash as follows: (i) an annual retainer of $10,000; (ii) a fee of $1,000 for each meeting of the Board attended; and (iii) a fee of $500 for each meeting of a Committee of the Board attended. The Timberland Company 1991 Stock Option Plan for Non-Employee Directors provides for an initial option grant to each newly elected, eligible director to purchase up to 5,000 shares of the Company's Class A Common Stock, at a price equal to the fair market value on the date of grant (i.e., the date of initial election as director). Thereafter, for each additional full year of service, option grants are made on the anniversary of the initial grant to each eligible director to purchase up to 1,250 shares of the Company's Class A Common Stock, at a price equal to the fair market value on the date of grant. Rights to exercise these options vest at a rate of 25% of the total underlying shares on each of the first four anniversaries of the date of grant for so long as the holder remains a director of the Company. Accordingly, on May 18, 1994, Messrs. Brennan and Zaleznik, and on November 11, 1994, Mr. Agate, were each granted options to purchase up to 1,250 shares of the Company's Class A Common Stock at a price equal to the fair market value of such shares on the respective grant dates.

     Information as to ownership of Company securities by nominees for director is included under the heading, "Security Ownership of Certain Beneficial Owners and Management."

    ITEM 2. APPROVAL OF INCREASE IN THE NUMBER OF SHARES RESERVED UNDER THE TIMBERLAND COMPANY 1987 STOCK OPTION PLAN AND OF LIMIT ON THE MAXIMUM NUMBER OF
     SHARES FOR WHICH OPTIONS MAY BE GRANTED THEREUNDER IN ANY YEAR TO ANY
                                  PARTICIPANT

     A total of 1,600,000 shares of Class A Common Stock are currently reserved under The Timberland Company 1987 Stock Option Plan (the "Option Plan"), subject to adjustment for stock splits and similar events. As of March 1, 1995, there were options to purchase 1,174,403 shares of Class A Common Stock outstanding under the Option Plan. Participants in the Option Plan are such employees of the Company or its subsidiaries as may be selected from time to time by the Board. The Board believes that it is important to continue to have options available for grant in order to attract and retain key employees who contribute to and are responsible for the long-term growth of the Company. As a result, on April 2, 1995, the Board approved, and is submitting for stockholder approval, a proposal to increase the number of shares of Class A Common Stock reserved for issuance under the Option Plan from 1,600,000 shares to a total of 2,100,000 shares. If this increase is approved, the Option Plan must be amended to establish a limit on the number of shares which may be granted to certain executive officers under the Option Plan in any year, to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). See

"Federal Tax Effects" discussed below. Accordingly, also submitted for stockholder approval is a proposal to limit to 150,000 the maximum number of shares of Class A Common Stock for which options may be granted under the Option Plan to any participant in any year. For this purpose, the replacement or repricing of options will constitute a new grant. As of January 1, 1995, there were approximately 575 employees eligible to participate in the Option Plan.

GENERAL DESCRIPTION OF THE OPTION PLAN

     The Option Plan was adopted by the Board of Directors on February 3, 1987 and approved by the stockholders on May 13, 1987. On May 20, 1993, the stockholders approved an increase in the number of shares of Class A Common Stock reserved for issuance under the Option Plan from 900,000 to 1,600,000 shares.

     The exercise value of "incentive stock options" ("ISOs") granted under the Option Plan may not be less than the fair market value of the Class A Common Stock on the date of grant (or 110% of such fair market value, in the case of a ten percent stockholder)(1) while the exercise price of "non-statutory" or " non-qualified" stock options granted under the Option Plan may not be less than 50% of the fair market value of the Class A Common Stock on the date of grant. The fair market value of the Class A Common Stock on March 1, 1995 was $24.50 per share. The Option Plan also provides for the grant of replacement options to employees of acquired companies.

     The period within which each option may be exercised cannot exceed ten years from the date of grant (five years, in the case of an ISO granted to a ten percent stockholder), and no option can be granted under the Option Plan after February 3, 1997. Each option is exercisable in full or in installments, as provided by the terms of such option. The exercise price may be paid in cash or, if the option so provides by its terms, in shares of the Company's Class A Common Stock or by the employee's issuance of a promissory note or a combination thereof.

     In the event of the death of an optionee, all options become immediately exercisable and remain exercisable for one year thereafter, subject to the stated term of the option. If an optionee terminates employment for any other reason, his or her options may be exercised, to the extent then exercisable, for three months following the date of termination, unless such termination was for cause which, in the opinion of the Compensation Committee, justified immediate termination of the options.

     In the event of any merger or consolidation involving the Company, any sale of substantially all of the Company's assets or any other transaction or series of related transactions, as a result of which a single person or entity or several persons or entities acting in concert own a majority of the Company's then outstanding voting Common Stock, all outstanding options shall become exercisable immediately prior to the consummation of the transaction. Upon consummation of the transaction, all outstanding options terminate and cease to be exercisable. Certain transactions, in which control of the Company does not change, are excluded from the foregoing provisions.

     In lieu of requiring immediate exercisability, if there is an acquiring or surviving entity, the Board may, by vote of a majority of the members of the Board who are not affiliated with the acquiring entity, arrange to have such acquiring or surviving entity or an affiliate thereof grant to employees holding outstanding options

- ---------------

(1) A ten percent stockholder is any employee who at the time of grant owns directly, or is deemed to own by reason of the attribution rules set forth in section 424(d) of the Internal Revenue Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its parent or subsidiary corporations.

replacement options which, in the case of ISOs, satisfy, in the determination of the Board, the requirements for ISOs established by the Internal Revenue Code.

     The Option Plan is administered by the Compensation Committee of the Board of Directors, the members of which are not eligible to participate in the Option Plan. Subject to the terms of the Option Plan, the Compensation Committee has the authority to select optionees and to determine the number of shares covered by each option, its exercise price and certain of its other terms.

     The Compensation Committee has, from time to time, granted stock options intended to qualify as ISOs under the provisions of Section 422 of the Internal Revenue Code, as well as "non-statutory" or "non-qualified" stock options not intended so to qualify.

     As of March 1, 1995, Timberland had ISOs outstanding under the Option Plan to purchase an aggregate of 77,284 shares of Class A Common Stock at an average per share exercise price of $6.60. These ISOs, held by 51 employees, will, if not exercised, expire no later than May 16, 2001. As of March 1, 1995, Timberland had non-qualified stock options outstanding under the Option Plan to purchase an aggregate of 1,097,119 shares of Class A Common Stock at an average per share exercise price of $37.20. The non-qualified options, held by 372 employees, will, if not exercised, expire no later than December 21, 2004.

OTHER CHANGE IN CONTROL ARRANGEMENTS

     The Board has approved certain change in control arrangements for certain executive officers, vice presidents and the treasurer (each, a "Covered Officer") as expressly approved by the Board. In the event (i) Sidney W. Swartz, his lineal descendants or trusts established for his or their benefit cease to hold the voting power to elect a majority of the Board and (ii) the Covered Officer is subject to termination of employment other than for cause, or is subject to a change in responsibilities, reduction in compensation or other benefits, relocation or certain other adverse events, then the Covered Officer would be entitled, in certain circumstances and subject to certain limitations, to a minimum of 12 months of severance and benefits (after six months of service) up to a maximum of 24 months of severance and benefits (after eight years of service) and any stock options or plan benefits granted to the Covered Officer would vest immediately. The Covered Officer would agree not to hire key employees away from the Company for a one-year period and would provide advisory services for up to three months after such change in control. The Company would also indemnify such Covered Officer for certain attorney's fees and expenses in enforcing his or her rights under these arrangements.

FEDERAL TAX EFFECTS

     The following discussion summarizes certain Federal income tax consequences of the grant and exercise of options under the Option Plan, based on the Federal income tax laws in effect on the date of this Proxy Statement. The summary does not purport to be a complete description of Federal tax consequences that may be associated with the Option Plan, nor does it cover state, local or non-U.S. taxes.

     Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, if a disposition of shares purchased under an ISO occurs within two years from the date of grant or within one year after exercise, the disposition results in ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss to the optionee for which the Company is not entitled to a deduction.

     Non-Statutory Options. In general, an optionee realizes no taxable income upon the grant of a non-statutory option, but realizes ordinary income in connection with the exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, gain or loss after the date of exercise is treated as a capital gain or loss for which the Company is not entitled to a deduction.

     ISOs granted after 1986 are treated as non-statutory stock options to the extent they first become exercisable by an individual in any calendar year for shares having an aggregate fair market value (determined as of the date of grant) in excess of $100,000.

     Under the so-called "golden parachute" provisions of the Internal Revenue Code, options that vest in connection with a change in control of the Company may be required to be valued and taken into account in determining whether the participant has received payments in the nature of compensation that are contingent on the change in control ("Parachute Payments") equal to or greater than three times the participant's average compensation for the five years ended prior to the year in which the change in control occurs. If this limit is exceeded, the excess of the participant's Parachute Payments over one times the five-year average base amount may be subject to an additional 20% Federal income tax and may be nondeductible to the Company.

     Section 162(m) of the Internal Revenue Code limits to $1 million the deduction a public corporation may claim for annual remuneration to any of its top five officers. There are a number of exceptions to this limitation, including an exception for certain performance-based compensation. Stock options awarded under the Option Plan are intended to qualify for the performance-based compensation exeception, although final regulations under Section 162(m) have not been issued.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ITEM 2. AN AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTING POWER OF SHARES PRESENT OR REPRESENTED AND ENTITLED TO BE CAST AT THE MEETING IS REQUIRED FOR APPROVAL.

    ITEM 3. APPROVAL OF INCREASE IN THE NUMBER OF SHARES RESERVED UNDER THE TIMBERLAND COMPANY 1991 EMPLOYEE STOCK PURCHASE PLAN

     A total of 100,000 shares of Class A Common Stock are currently reserved under the 1991 Employee Stock Purchase Plan ("1991 Plan"), subject to adjustment for stock splits and similar events. The 1991 Plan encourages employee stock ownership and increases the employees' proprietary interest in the Company's success by providing an opportunity for eligible employees to purchase shares of Class A Common Stock at a reduced price. As of January 1, 1995, there were 18,498 shares of Class A Common Stock available for issuance under the 1991 Plan. The Company expects that such 18,498 shares will be issued during 1995. The Board believes that it is important to continue to encourage employee stock ownership in the Company. As a result, on April 2, 1995, the Board approved, and is submitting for stockholder approval, a proposal to increase the number of shares of Class A Common Stock reserved for issuance under the 1991 Plan from 100,000 shares to 200,000 shares.

GENERAL DESCRIPTION OF THE 1991 PLAN

     The 1991 Plan was adopted by the Board of Directors on February 22, 1991 and approved by the stockholders on May 16, 1991. Under the 1991 Plan, each employee of the Company or one of its participating subsidiaries who has at least six months of continuous service on the date options are granted under the 1991 Plan and whose customary employment is in excess of 20 hours in each week and in excess of five months in each calendar year is eligible to participate in the 1991 Plan, except for any employee who, immediately after the grant of an option, would be deemed under the Internal Revenue Code to own 5% or more of the Class A Common Stock. As of January 1, 1995, there were approximately 1,300 employees eligible to participate in the 1991 Plan.

     Options are granted twice yearly, on January 1 and July 1, and are exercisable on the succeeding June 30 or December 31. Options are exercisable through accumulations of payroll deductions (of not less than 2% nor more than 10% of base compensation), for the number of whole shares determined by dividing the balance in the employee's withholding account on the last day of the option period by the purchase price per share for the stock determined under the 1991 Plan. Such purchase price will be 85% of the fair market value of the Class A Common Stock at the time of grant or at the time of exercise, whichever is lower.

     No employee will be granted an option under the 1991 Plan which would permit his right to purchase shares to accrue at a rate which exceeds $25,000 in fair market value of Class A Common Stock (determined at the date of grant) for any calendar year.

     An employee may, at any time prior to exercise, cancel his option and, upon such cancellation, payments by the employee shall be returned to him without interest. Each employee's rights in an option will be exercisable during his lifetime only by him and may not be sold, pledged, assigned or otherwise transferred. Nothing in the 1991 Plan is to be construed so as to give an employee the right to be retained in the service of the Company.

     In the event there is a change in the outstanding stock of the Company due to a stock dividend, stock split, combination of shares, recapitalization, merger or other capital change, the aggregate number of shares available under the 1991 Plan and under the outstanding options, the option price and other relevant provisions will be appropriately adjusted.

     The 1991 Plan provides that shares purchased by an employee are subject to a right of repurchase by the Company if an employee desires to make a sale of such shares prior to the expiration of six months following the termination of the option period.

     The 1991 Plan is administered by an Administrative Committee, composed of three management employees, which Committee is chosen by the Board of Directors. The Administrative Committee is responsible for the day-to-day administration of the 1991 Plan, including determinations of eligibility under the 1991 Plan, determinations as to the first and last day of a participation period when such day does not fall on a business day where trading in the Class A Common Stock occurred, decisions with respect to a request for a leave of absence by a participating employee as such request relates to the employee's participation in the 1991 Plan, and other questions which may arise under the 1991 Plan. Only the Board of Directors, however, has the power to amend the 1991 Plan (other than to increase the number of shares to be issued under the Plan, which is subject to stockholder approval) or to terminate the 1991 Plan. In the event that the number of shares of Class A Common Stock receivable by all participants (calculated by dividing the total amount of all payroll deductions during the option period by the purchase price) exceeds the number of shares then available under the 1991 Plan, then the Administrative Committee shall reduce, on a substantially proportionate basis, the number of shares to be so issued.

FEDERAL TAX EFFECTS

     The following discussion summarizes certain Federal income tax consequences of the grant and exercise of options under the 1991 Plan, based on the Federal income tax laws in effect on the date of this Proxy Statement. The summary does not purport to be a complete description of Federal tax consequences that may be associated with the 1991 Plan, nor does it cover state, local or non-U.S. taxes.

     For United States Federal income tax purposes, neither the grant of an option to an employee under the 1991 Plan nor the exercise of such an option will produce ordinary income to the employee or a deduction to the Company.

     In general, an employee who purchases stock under the 1991 Plan pursuant to the exercise of an option and who disposes of such shares within two years after the date the option was granted will recognize ordinary income on the difference between the price paid for the shares and their fair market value on the date of exercise.

     In addition to any ordinary income, an employee who sells shares within the two-year period described above will recognize a capital gain or loss on the difference between the amount realized on the sale and the employee's basis in the shares (i.e., the exercise price paid by the employee plus any ordinary income recognized by reason of the sale).

     If an employee disposes of shares purchased under the 1991 Plan more than two years after the date the applicable option was granted, or dies at any time while holding such shares, ordinary income will be recognized equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition or death over the exercise price or (ii) 15% of the fair market value of the shares on the date the option was granted. The Company will not be entitled to a deduction for this amount. In addition to ordinary income, capital gain will be recognized on the excess, if any, of the amount realized on a sale or exchange over the employee's basis in the shares (i.e., the exercise price paid by the employee plus any ordinary income recognized by reason of the sale).

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ITEM 3. AN AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTING POWER OF SHARES PRESENT OR REPRESENTED AND ENTITLED TO BE CAST AT THE MEETING IS REQUIRED FOR APPROVAL.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to compensation awarded to, earned by or paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who served as such at December 31, 1994 (hereafter all the foregoing persons are together referred to as the "Named Executive Officers"), for the fiscal years ended December 31, 1994, 1993 and 1992.

                                                                     LONG TERM COMPENSATION
                                        ANNUAL COMPENSATION          ------------------------
                              -------------------------------------   AWARDS      PAYOUTS
           (A)                (B)      (C)      (D)        (E)         (G)          (H)          (I)
                                                          OTHER
                                                          ANNUAL    SECURITIES                ALL OTHER
   NAME AND PRINCIPAL                                    COMPEN-    UNDERLYING     LTIP        COMPEN-
        POSITION              YEAR  SALARY($) BONUS($) SATION($)(1) OPTIONS(#) PAYOUTS($)(2) SATION($)(3)
- -------------------------     ----  --------- -------- ------------ ---------- ------------- ------------
Sidney W. Swartz (4)........  1994   450,504    --         --          --          --            3,540
President and Chief           1993   441,369   95,630      --          --         132,734        5,037
Executive Officer             1992   425,022  127,507      --          --          --            4,804
                              ----   -------  -------     -------     ------      -------        -----
Jeffrey B. Swartz...........  1994   291,489    --         --         70,000       --            3,540
Executive Vice President      1993   274,922   59,629      --         50,000       55,177          540
and Chief Operating Officer   1992   215,000   64,500      --         25,000       --              440
                              ----   -------  -------     -------     ------      -------        -----
Keith D. Monda (5)..........  1994   250,000    --        257,980     60,000       --              540
Senior Vice President --      1993    14,423    --         --         30,000       --              --
Finance and Administration    1992     --       --         --          --          --              --
and Chief Financial Officer
                              ----   -------  -------     -------     ------      -------        -----
Edmund J. Feeley (6)........  1994   185,000    --         --         61,000       --            2,798
Senior Vice President --      1993   168,173   40,837      45,243     25,000       --              396
General Manager Footwear      1992     --       --         --          --          --              --
                              ----   -------  -------     -------     ------      -------        -----
Kenneth A. Snyder...........  1994   200,000    --         --         16,000       --            3,480
Senior Vice President --      1993   207,692   46,500      --         10,000       41,640        4,078
Footwear Sales                1992   190,006   51,302      50,260     10,000       --            2,318
                              ----   -------  -------     -------     ------      -------        -----

- ---------------

(1) The amount indicated for Mr. Monda reflects an auto allowance of $7,200, relocation expenses of $250,562 and spousal travel expenses of $218 paid during 1994. The amount for Mr. Feeley reflects an auto allowance of $6,115, relocation expenses of $38,128 and $1,000 for tax and financial planning advice paid during 1993. The amount for Mr. Snyder reflects an auto allowance of $7,500 and relocation expenses of $42,760 paid during 1992.

(2) These amounts represent incentive payments for the three-year period ended December 31, 1993. These amounts were paid during 1994.

(3) In 1994, the Company paid group term life insurance premiums and made contributions to the Company's 401(k) Plan, respectively, as follows: Mr. Sidney Swartz $540 and $3,000; Mr. Jeffrey Swartz $540 and $3,000; Mr. Monda $540 and $0; Mr. Feeley $444 and $2,354; and Mr. Snyder $480 and $3,000. In 1993, the Company paid group term life insurance premiums and made contributions to the Company's 401(k) Plan, respectively, as follows:
     Mr. Sidney Swartz $540 and $4,497; Mr. Jeffrey Swartz $540 and $0; Mr. Monda $0 and $0; Mr. Feeley $396 and $0; and Mr. Snyder $480 and $3,598. In 1992, the Company paid group term life insurance premiums and made contributions to the Company's 401(k) Plan, respectively, as follows: Mr. Sidney Swartz $440 and $4,364; Mr. Jeffrey Swartz $440 and $0; and Mr. Snyder $418 and $1,900.


(4) Reference is made to the information contained under the caption "Certain Relationships and Related Transactions" in this Proxy Statement for certain benefits payable upon the death of Sidney Swartz.

(5) Mr. Monda joined the Company on December 20, 1993 as Senior Vice President-Finance and Administration and Chief Financial Officer.

(6) Mr. Feeley joined the Company on January 1, 1993. He was elected Senior Vice President-Manufacturing and Operations of the Company by the Board of Directors on February 19, 1993. Effective January 1, 1995, Mr. Feeley became Senior Vice President-General Manager Footwear.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding grants of stock options, if any, made to the Named Executive Officers during the fiscal year ended December 31, 1994.



                                                                                          POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED ANNUAL
                                                                                          RATES OF STOCK PRICE
                                                                                        APPRECIATION FOR OPTION
                                 INDIVIDUAL GRANTS                                             TERM(1)
- -----------------------------------------------------------------------------------     ------------------------
          (A)                (B)             (C)             (D)            (E)            (F)           (G)
                          NUMBER OF
                          SECURITIES         % OF
                          UNDERLYING    TOTAL OPTIONS      EXERCISE
                           OPTIONS        GRANTED TO        OR BASE
                           GRANTED       EMPLOYEES IN        PRICE       EXPIRATION
         NAME                (#)        FISCAL YEAR(2)      ($/SH)          DATE          5%($)         10%($)
        -----             ----------    --------------    -----------    ----------     ----------    ----------
Sidney W. Swartz.......       --             --                --              --             --            --
Jeffrey B. Swartz......     10,000          1.44%           36.75         03/04/04        231,119       585,700
                            40,000(3)       5.78%           46.63         09/09/04      1,172,888     2,972,330
                            20,000          2.89%           21.38         12/21/04        268,852       681,325
Keith D. Monda.........     10,000          1.44%           36.75         03/04/04        231,119       585,700
                            35,000(3)       5.06%           46.63         09/09/04      1,026,277     2,600,788
                            15,000          2.17%           21.38         12/21/04        201,639       510,994
Edmund J. Feeley.......      8,000          1.16%           36.75         03/04/04        184,895       468,560
                             3,000           .43%           38.13         05/19/04         71,930       182,284
                            35,000(3)       5.06%           46.63         09/09/04      1,026,277     2,600,788
                            15,000          2.17%           21.38         12/21/04        201,639       510,994
Kenneth A. Snyder......      4,000           .58%           36.75         03/04/04         92,448       234,280
                            12,000(3)       1.73%           46.63         09/09/04        351,867       891,699

- ---------------
(1) Based on the exercise price on the date of grant and annual appreciation of such price through the expiration date of such options at the stated annualized rate. The dollar amounts in these columns are not intended to forecast possible future appreciation, if any, of the Company's Class A Common Stock price.

(2) All options granted to the Named Executive Officers during 1994 were non-statutory options granted pursuant to the Option Plan. Under the terms of the Option Plan, options are made exercisable at such time or times as the Compensation Committee may prescribe. As of December 31, 1994, all options granted under the Option Plan have been granted at fair market value on the date of grant, vest in equal annual installments of 25% on the first four anniversaries of the date of grant and are exercisable for up to ten years, except for options granted under the Company's Long-Term Incentive Guidelines, which may vest in less than four years, if the Company achieves certain performance goals prior to the expiration of the measurement period. See "Long-Term Incentive Plans-Awards in Last Fiscal Year." In the event of death of an optionee, all options become immediately exercisable and may be exercised for one year thereafter, but in no event longer than the stated term of the option. If an optionee's employment terminates for any other reason, his or her option may be exercised to the extent then exercisable for three months following the date of termination. In the event the Company is acquired under certain prescribed circumstances, all outstanding options shall become exercisable immediately prior to the acquisition and shall terminate upon consummation of the acquisition.

(3) Options awarded under the Company's Long-Term Incentive Guidelines. See "Long-Term Incentive Plans-Awards in Last Fiscal Year."

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                               AND FY-END VALUES

     The following table sets forth information for each of the Named Executive
Officers as to the total number of exercised and unexercised stock options, if any, held at December 31, 1994 and the value of unexercised "in-the-money" stock options, if any, held at December 31, 1994.

           (A)                  (B)             (C)                    (D)                             (E)
                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                     OPTIONS                 IN-THE-MONEY OPTIONS AT
                               SHARES                              AT FY-END(#)                    FY-END($)(1)
                            ACQUIRED ON        VALUE       ----------------------------    ----------------------------
          NAME              EXERCISE(#)     REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- -------------------------   ------------    -----------    -----------    -------------    -----------    -------------
Sidney W. Swartz.........        --              --               --              --              --              --
Jeffrey B. Swartz........        --              --           48,750         121,250         445,156         111,094
Keith D. Monda...........        --              --            7,500          82,500              --           7,500
Edmund J. Feeley.........        --              --            6,250          79,750              --           7,500
Kenneth A. Snyder........        --              --           31,250          29,750         395,219          51,156

- ---------------

(1) Options are "in-the-money" at the fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise price of the option. The amounts shown in column (e) represent the difference between the closing price of the Company's Class A Common Stock on December 30, 1994 ($21.875) and the exercise price of those options which are "in-the-money," multiplied by the applicable number of underlying options.

              LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

     The following table sets forth information with respect to long-term stock option awards made during 1994 to the Named Executive Officers under the Company's Long-Term Incentive Guidelines (the "LTIG").

                                                                                   ESTIMATED FUTURE
                                                                               PAYOUTS UNDER NON-STOCK
                                                                                PRICE-BASED PLANS (2)
                                                                            ------------------------------
         (A)                  (B)                        (C)                   (D)        (E)        (F)
                           NUMBER OF         PERFORMANCE OR OTHER PERIOD
                        SHARES, UNITS OR     UNTIL MATURATION OR PAYOUT     THRESHOLD    TARGET    MAXIMUM
        NAME            OTHER RIGHTS (#)                 (1)                   (#)        (#)        (#)
- ---------------------   ----------------    -----------------------------   ---------    ------    -------
Sidney Swartz........          --           Four-year performance period       --          --        --
                                            ending December 31, 1997
Jeffrey B. Swartz....        40,000         Four-year performance period      40,000     40,000    40,000
                                            ending December 31, 1997
Keith D. Monda.......        35,000         Four-year performance period      35,000     35,000    35,000
                                            ending December 31, 1997
Edmund J. Feeley.....        35,000         Four-year performance period      35,000     35,000    35,000
                                            ending December 31, 1997
Kenneth A. Snyder....        12,000         Four-year performance period      12,000     12,000    12,000
                                            ending December 31, 1997

- ---------------

(1) The LTIG provide for target awards in the form of stock options based on the Company's achievement of a targeted four-year cumulative earnings per share goal, as established by the Company's Compensation Committee. The number of stock options to be granted are based on the achievement of individual performance ratings at respective seniority levels of the participants. All stock option grants under the LTIG will be awarded in accordance with all terms and conditions of the Option Plan. For the four-year performance period ending December 31, 1997, stock options were awarded in accordance with the LTIG and vest in four equal annual installments of 25% each, beginning with the first anniversary of the date of grant. In the event the Company's four-year cumulative earnings per share target is attained prior to the end of the four-year vesting period: (i) full vesting will occur upon attainment of such target and (ii) the Company's Compensation Committee may consider the grant of additional stock options to participants. A targeted award was not established for the Chief Executive Officer because he has a sizable equity position in the Company.

(2) The LTIG provide for a threshold, target and maximum number of shares to be awarded based on the individual performance of the respective participant. The awards under the LTIG for 1994 were established at the time of grant. Thus, the threshold, target and maximum number of shares as shown under Estimated Future Payouts Under Non-Stock Price-Based Plans are the same.

                               PERFORMANCE GRAPH

     Set forth below is a graph showing the five-year cumulative total return of Timberland's Class A Common Stock as compared with Standard & Poor's 500 Stock
Index and the weighted average of the Standard & Poor's Shoe Index and the Standard & Poor's Textile and Apparel Manufacturers Index, weighted in proportion to the percent of the Company's business in each industry group for each respective year.

                                                                  S&P Average
      Measurement Period                                         of 2 Industry
    (Fiscal Year Covered)         Timberland        S&P 500         Groups
1989                                 100.00          100.00          100.00
1990                                  51.09           96.89           99.06
1991                                  79.35          126.42          197.90
1992                                 169.57          136.05          213.19
1993                                 464.13          149.76          151.30
1994                                 190.22          151.74          195.26

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors consists of Abraham Zaleznik, Chairman, and Robert M. Agate and John F. Brennan. All members of the Compensation Committee are independent directors. The Committee's responsibilities include setting the compensation of the Chief Executive Officer and the Chief Operating Officer and reviewing the compensation proposed by management for all other executive officers of the Company. The Committee also administers the Company's stock benefit plans other than the non-employee director plan, including the Option Plan and, in that capacity, grants all stock options which are awarded by the Company to its employees.

     In establishing the amounts of compensation in all forms for the Chief Executive Officer and the Chief Operating Officer, and in reviewing the compensation proposed by management for all other executive officers of the Company, the Committee attempts to award amounts which are comparable with the mid-point of the range of compensation amounts set for the equivalent officers in similar companies and in other companies in the Company's geographic region. It is the Company's objective to set annual salary levels for its senior executives somewhat below the competitive mid-point of the comparable companies and to set annual bonuses in combination with long-term incentives at levels that will exceed the competitive mid-point if targeted results are achieved or exceeded.

     The Company engaged Towers Perrin, a compensation consulting firm, in 1994 to review the Company's executive compensation program. Towers Perrin assisted the Committee in identifying market rates for overall compensation and for the short- and long-term portions of such compensation. The firm also helped to identify which combination of factors the Company should use to determine compensation appropriate to supporting the Company's short- and long-term goals.

     Annual salaries for executives are based on survey data provided to the Company by Towers Perrin and other independent compensation specialists. Annual bonuses are payable under the Company's Annual Bonus Plan for Exempt Employees (the "Annual Bonus Plan") and are awarded based upon the performance of both the Company and the individual plan participant. The Annual Bonus Plan also provides for the award of bonuses in the form of stock option grants pursuant to the Option Plan at the discretion of the Committee.

     Pursuant to the Annual Bonus Plan, the Committee annually sets performance goals for the Company, individual goals for each Plan participant and a target bonus for each Plan participant, expressed as a percentage of such participant's salary. Annual bonuses are awarded based upon the achievement, in whole or in part, of these Company and individual performance goals. The annual bonuses for higher-level executives are more heavily influenced by Company performance than are those for lower-level executives. The annual bonuses for the Chief Executive Officer and Chief Operating Officer depend entirely on Company performance. The amount of annual bonus awards under the Annual Bonus Plan may not exceed 150% of the bonus award goals established for the relevant performance period. Amounts are paid in excess of 100% (but not above 150%) of these established goals when actual Company performance exceeds targeted results.

     For 1994, annual bonus awards were based on the Company's achievement of an earnings per share target. Because the target was not achieved, no bonus awards were made for 1994 based on Company performance. Awards of cash or stock options ("1994 Bonus Options") were made in recognition of achievement of individual goals where merited.

     The Company makes option grants to certain employees at the time of hire and at the time of promotion, based on the employees' respective levels of responsibility. In addition, under the Option Plan, the Company makes annual option grants to certain employees, based on their individual performance and potential. The Committee believes that stock options are an appropriate means to compensate the Company's officers and employees in a manner which encourages them to identify with the long-term interests of the Company's stockholders. Stock options are granted on the basis of competitive levels of stock options granted to comparable employees of similar companies, except that the Company's Chief Executive Officer has never been granted a stock option because he has a sizable equity position in the Company. In 1994, the Chief Operating Officer was granted two separate stock options under the Option Plan to purchase up to an aggregate of 30,000 shares of Class A Common Stock, based on his individual performance. Stock options become exercisable at such times as the Committee prescribes. All stock options granted under the Option Plan have been granted at fair market value as of the date of grant. The options vest in equal annual installments of 25% over each of the four following years and are exercisable for up to ten years, unless earlier terminated by death or separation from employment by the option holder, except that the 1994 Bonus Options fully vest after one year and expire six months after the date of full vesting, and except that the options granted under the Company's LTIG described in the next paragraph will vest in less than four years if the Company achieves certain prescribed performance goals.

     In 1994, the Committee approved the LTIG for senior management. The LTIG provide for target awards in the form of stock options in addition to annual stock option grants, based on the Company's achievement of a targeted four-year cumulative earnings per share goal, as established by the Committee. The number of stock options to be granted is based on the achievement of individual performance ratings at respective seniority levels of the participants. All stock option grants under the LTIG will be awarded in accordance with the terms and conditions of the Option Plan. The Committee believes that the LTIG provide an appropriate means to reward those members of the Company's senior management who contribute to the success of the Company in achieving its financial performance targets and to focus such employees on the long-term success of the Company.

     For the 1994-1997 performance period, stock options awarded in accordance with the LTIG will vest in four equal annual installments of 25% each, beginning with the first anniversary of the date of the grant. In the event the Company's four-year cumulative earnings per share target is attained prior to the end of the four-year vesting period: (i) full vesting will occur upon attainment of such target and (ii) the Committee may consider the grant of additional stock options to participants. The targeted award established for the 1994-1997 performance period for the Chief Operating Officer was 40,000 shares. A targeted award was not established for the Chief Executive Officer because he has a sizable equity position in the Company.

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to any of such companies' chief executive officer and four other highest paid executive officers. However, qualifying performance-based compensation is not subject to the deduction limit if certain requirements are satisfied. All compensation to the Company's executive officers in 1994 was fully deductible under Section 162(m). It is anticipated that all such compensation in 1995 will again be fully deductible under Section 162(m).
                                                  COMPENSATION COMMITTEE
                                                      Abraham Zaleznik, Chairman
                                                      Robert M. Agate
                                                      John F. Brennan

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the close of business on April 3, 1995, regarding the Class A Common Stock and Class B Common
Stock beneficially owned by (i) each person known to the Company to be a beneficial owner of more than 5% of the outstanding shares of either Class A
Common Stock or Class B Common Stock, (ii) each director, nominee for director and Named Executive Officer and (iii) by all directors and executive officers as a group:

                                                                SHARES OWNED BENEFICIALLY
                                                   ---------------------------------------------------
                                                          CLASS A                     CLASS B
                                                   ----------------------       ----------------------
            NAME OF BENEFICIAL OWNER               NUMBER(1)   PERCENT(2)       NUMBER      PERCENT(2)
            ------------------------               ---------   ----------       ------      ----------
Sidney W. Swartz (3).............................        100      (4)         2,700,456(5)    98.7
Judith H. Swartz and John E. Beard, as Trustees
  of The Sidney W. Swartz 1982 Family Trust (3)..  3,442,654    41.89%           --            --
Neuberger & Berman (6)(7)........................    472,300      5.7%
Jeffrey B. Swartz................................     66,314      (4)            18,767        (4)
Robert M. Agate..................................      4,202      (4)            --            --
John F. Brennan..................................     23,623      (4)            --            --
Abraham Zaleznik.................................     20,623      (4)            --            --
Keith D. Monda...................................     11,621      (4)            --            --
Edmund J. Feeley.................................     13,982      (4)            --            --
Kenneth A. Snyder................................     45,308      (4)            --            --
All current executive officers and directors as a
  group (12 persons).............................    197,077      2.35%       2,719,223       99.40%

- ---------------
(1) Includes shares issuable upon the exercise of stock options which are either currently exercisable or will become exercisable within the next 60 days, as follows: Jeffrey B. Swartz, 58,250; Keith Monda, 10,000; Edmund J. Feeley, 12,750; Kenneth A. Snyder, 38,000; Robert M. Agate, 2,812; John F. Brennan, 20,623; and Abraham Zaleznik, 20,623, and all current executive officers and directors as a group, 173,258.

(2) Percentages are calculated on the basis of the amount of outstanding shares of common stock of such class plus, for each person or group, any securities that such person or group has the right to acquire within 60 days of April 3, 1995 pursuant to options, warrants, conversion privileges or other rights.

(3) Address: c/o The Timberland Company, 200 Domain Drive, Stratham, NH 03885.

(4) Does not exceed 1% of the class.

(5) Includes 9,500 shares of the Class B Common Stock held by The Swartz Family Charitable Trust, as to which Sidney Swartz, a trustee, disclaims beneficial ownership.

(6) Address: 605 Third Avenue, New York, NY 10158-3698.

(7) Beneficial ownership based on the Schedule 13G dated February 10, 1995 filed by Neuberger & Berman. Neuburger & Berman beneficially owns and has shared power to dispose or to direct the disposition of 472,300 shares, sole power to vote or to direct the vote of 20,300 shares and shared power to vote or to direct the vote of 440,000 shares.

     Sidney W. Swartz, his sons and daughter, and The Swartz Family Charitable Trust (the "Charitable Trust"), of which Sidney W. Swartz and his wife are the trustees, beneficially own all of the Company's outstanding Class B Common Stock. Additionally, The Sidney W. Swartz 1982 Family Trust (the "Family Trust"), a trust for the benefit of his family, owns 3,442,654 shares of the Company's Class A Common Stock. Sidney Swartz, the Charitable Trust, the Family Trust, The Sidney and Judith Swartz Remainder Unitrust and The Swartz Foundation hold approximately 87% of the combined voting power of the Company's capital stock in the aggregate, enabling Sidney Swartz to control the Company's affairs, and enabling the Family Trust, which holds approximately 42% of the Class A Common Stock, to influence the election of the two directors entitled to be elected by the holders of the Class A Common Stock voting separately as a class. Jeffrey Swartz, Executive Vice President and Chief Operating Officer of the Company, is the son of Sidney Swartz and is one of the beneficiaries of the Family Trust. Sidney Swartz, by virtue of his ownership of shares of Class B Common Stock and by virtue of his position of influence (direct and indirect) over the Company, may be deemed to be a "control person" of the Company within the meaning of the rules and regulations under the Securities Act of 1933.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to an agreement between the Company and Sidney W. Swartz, the Company will pay to his wife for the three years following his death (or, if earlier, until her death) a monthly amount equal to Mr. Swartz's monthly salary at the time of his death, if Mr. Swartz should die while he is an employee of the Company.

     Jeffrey Swartz, Executive Vice President and Chief Operating Officer, is the son of Sidney Swartz. See "Executive Compensation."

     David Swartz serves as a member of the Company's Product Development Department and is the son of Sidney Swartz. The 1994 compensation of David Swartz was $75,805.

     The Company has loaned $80,000 to Edmund J. Feeley, Senior Vice President-General Manager Footwear, pursuant to a Promissory Note dated April 29, 1994, in connection with the purchase of his primary residence. This note bears interest at the annual rate of 6.50%. The maximum amount outstanding during

1994 and the amount outstanding as of February 6, 1995 under this note, including interest, was $81,300 and $82,600, respectively.

                             FINANCIAL INFORMATION

     The Company's 1994 Annual Report to Stockholders, which includes audited financial statements and other business information, mailed to the stockholders of the Company on or about March 30, 1995, is incorporated herein by reference.

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed by the Company with the Securities and Exchange Commission, may be obtained without charge by contacting the Investor Relations Department, The Timberland Company, 200 Domain Drive, Stratham, New Hampshire 03885 (telephone:
603-773-1212).

                      COMPLIANCE WITH SECTION 16(A) OF THE
                SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's Class A Common Stock are required to report their ownership of the Company's Class A Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates. All of these filing requirements were satisfied by such persons during and with respect to fiscal year 1994, except that Thomas R. Schwarz, a former director, failed to file with the Securities and Exchange Commission on a timely basis one report relating to three transactions. In making these disclosures, the Company has relied solely on written representations of its directors, its executive officers and persons holding more than 10% of the Company's Class A Common Stock and copies of the reports that these persons have filed with the Securities and Exchange Commission and furnished to the Company.

                                 OTHER BUSINESS

     The Board of Directors knows of no other matters to be presented at the Meeting. If any additional matters should properly come before the Meeting, it is the intention of the persons appointed as proxies in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

                             STOCKHOLDER PROPOSALS

     Stockholders may present proposals for inclusion in the 1996 Proxy Statement and proxy relating to that meeting, provided they are received by the Secretary of the Company no later than December 21, 1995 and are otherwise in compliance with applicable Securities and Exchange Commission regulations.

    FILED SUPPLEMENTALLY WITH THE SECURITIES AND EXCHANGE COMMISSION ONLY


                             THE TIMBERLAND COMPANY

                             1987 STOCK OPTION PLAN
               (REVISED TO REFLECT AMENDMENTS TO BE SUBMITTED FOR
                   APPROVAL BY SHAREHOLDERS ON MAY 18, 1995)

1.  PURPOSE

     The purpose of this 1987 Stock Option Plan (the "Plan") is to advance the interests of The Timberland Company (the "Company") by enhancing the ability of the Company (a) to attract and retain employees who are in a position to make significant contributions to the success of the Company; (b) to reward employees for such contributions; and (c) to encourage employees to take into account the long-term interests of the Company through ownership of shares of the Company's Class A Common Stock (the "Stock").

     Options granted pursuant to the Plan may be incentive stock options as defined in section 422 of the Internal Revenue Code of 1986 (as it may from time to time be amended) (the "Code") (any option that is intended so to qualify as an incentive stock option being referred to herein as an "incentive option"), or options that are not incentive options, or both.

2.  ADMINISTRATION

     The Plan shall be administered by the Board of Directors of the Company (the "Board").

     The Board may, in its discretion, delegate its powers with respect to the Plan to a committee (the "Committee"), in which event all references herein to the Board shall be deemed to be references to the Committee, provided that the Board may not so delegate its powers to amend or terminate the Plan in accordance with the last sentence of Section 8 below. The Committee shall consist of at least three Directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. Following any registration of the Stock under the Securities Exchange Act of 1934, all members of the Committee shall be disinterested persons within the meaning of Rule 16b-3 under the Act.

     The Board shall have authority, not inconsistent with the express provisions of the Plan; (a) to grant options to such eligible employees as the Committee may select; (b) to determine the time or times when options shall be granted and the number of shares of Stock subject to each option; (c) to determine which options are, and which options are not, incentive options; (d) to determine the terms and conditions of each option; (e) to prescribe the form or forms of instruments evidencing options and any other instruments required under the Plan and to change such forms from time to time; (f) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (g) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Subject to Section 8 the Board shall also have the authority, both generally and in particular instances, to waive compliance by an employee with any obligation to be performed by him under an option and to waive any condition or provision of an option, except that the Board may not, in the case of an incentive option, other than in accordance with Section 4(c), (i) increase the total number of shares covered by the option, (ii) extend the term of the option to more than ten years (five years, in the case of an incentive option granted to a "ten-percent shareholder" as defined in Section 6(b) below), or (iii) unless the optionee consents, reduce the option exercise price per share or otherwise cause a modification, extension or renewal (within the meaning of section 424(h) of the Code) of the option. All such determinations and actions of the Board shall be conclusive and shall bind all parties.

3.  EFFECTIVE DATE AND TERM OF PLAN

     The Plan shall become effective upon the date on which the Plan is approved by the shareholders of the Company. Grants of options under the Plan may be made prior to that date (but after adoption of the Plan by the Board of Directors), subject to approval of the Plan by such shareholders.

     No option shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board of Directors, but options previously granted may extend beyond that date.

4.  SHARES SUBJECT TO THE PLAN

     (a) Number of Shares. Subject to adjustment as provided in Section 4(c), the maximum aggregate number of shares of Stock that may be delivered upon the exercise of options granted under the Plan shall be 2,100,000. If any option granted under the Plan terminates without having been exercised in full, the number of shares of stock as to which such option was not exercised shall be available for future grants within the limits set forth in this Section 4(a).

     (b) Shares to be Delivered. Shares delivered under the Plan shall be authorized but unissued Stock or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock shall be delivered under the Plan.

     (c) Changes in Stock. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, the number and kind of shares of stock or securities of the Company subject to options then outstanding or subsequently granted under the Plan, the maximum number of shares or securities that may be delivered under the Plan, the exercise price, and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

     The Board may also adjust the number of shares subject to outstanding options, the exercise price of outstanding options and the terms of outstanding options, to take into consideration material changes in accounting practices or principles, consolidations or mergers (except those described in Section 6(i)), acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an incentive option if it would constitute a modification, extension or renewal of the option within the meaning of section 424(h) of the Code.

     (d) Replacement Options. The Board may grant options under the Plan in substitution for options held by employees of another corporation who concurrently become employees of the Company or a subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary or the acquisition by the Company or a subsidiary of property or stock of the employing corporation. The Board may direct that the replacement options be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

5.  ELIGIBILITY FOR OPTIONS

     Employees eligible to receive options under the Plan shall be those employees of the Company and its subsidiaries who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company or such subsidiaries. A subsidiary for purposes of the Plan shall be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

     Directors who are not employees shall not be eligible to participate in the Plan. Incentive options shall be granted only to "employees" as defined in the provisions of the Code or regulations thereunder applicable to incentive stock options. Receipt of options under the Plan or of awards under any other employee benefit plan of the Company or any of its subsidiaries shall not preclude an employee from receiving options or additional options under the Plan.

6.  TERMS AND CONDITIONS OF OPTIONS

     (a) Aggregate Value of Common Stock Subject to Incentive Stock
Options. Solely for the purposes of determining whether an option granted under the Plan will be treated for federal income tax purposes as an incentive option or an option that is not an incentive option, the aggregate fair market value (determined as of the time of grant) of the Stock with respect to which incentive options are exercisable for the first time by an employee during any calendar year (under all plans of his employer corporation and its parent and subsidiary corporations, as those terms are used in section 422(d) of the Code) shall not exceed $100,000. This Section 6(a) shall be construed and applied in accordance with section 422(d) of the Code and the regulations, if any, promulgated thereunder.

     (b) Exercise Price. The exercise price of each option shall be determined by the Board but in the case of an incentive option shall not be less than 100% (110%, in the case of an incentive option granted to a ten-percent shareholder) of the fair market value per share of the Stock at the time the incentive option is granted; nor shall the exercise price of any option be less, in the case of an original issue of authorized stock, than par value per share. In the case of employees who are subject to Section 16 of the Securities Exchange Act of 1934, the exercise price of an option shall not be less than 50% of the fair market value of the Common Stock on the date of the grant. For this purpose, "fair market value" in the case of incentive options shall have the same meaning as it does in the provisions of the Code and the regulations thereunder applicable to incentive options; and "ten-percent shareholder" shall mean any employee who at the time of grant owns directly, or is deemed to own by reason of the attribution rules set forth in section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its parent or subsidiary corporations.

     (c) Duration of Options. In no case shall an option be exercisable more than ten years (five years, in the case of an incentive option granted to a "ten-percent shareholder" as defined in (b) above) from the date the option was granted.

     (d) Exercise of Options.

          (1) Each option shall be made exercisable at such time or times, whether or not in installments, as the Board shall prescribe at the time an option is granted.

          In the case of an option not immediately exercisable in full, the Board may at any time accelerate the time at which all or any part of the option may be exercised.

          (2) The award forms or other instruments evidencing incentive options shall contain such provisions relating to exercise and other matters as are required of incentive options under the applicable provisions of the Code and the regulations thereunder, as from time to time in effect.

          (3) Any exercise of an option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (a) the option certificate and any other documents required by the Board and
     (b) payment in full for the number of shares for which the option is exercised.

          (4) In the case of an option that is not an incentive option, the Board shall have the right to require that the individual exercising the option remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any Stock pursuant to the exercise of the option. In the case of an incentive option, if at the time the option is exercised the Board determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state tax with respect to a disposition of the Stock received upon exercise, the Board may require as a condition of exercise that the individual exercising the option agree (i) to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code and the regulations thereunder) of Stock received upon exercise, and (ii) to give such security as the Board deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

          (5) If an option is exercised by the executor or administrator of a deceased employee, or by the person or persons to whom the option has been transferred by the employee's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

     (e) Payment for and Delivery of Stock. Stock purchased under the Plan shall be paid for as follows: (i) in cash or by certified check, bank draft or money order payable to the order of the Company or (ii) if so permitted by the terms of the option, (A) through the delivery of shares of Stock having a fair market value on the last business day preceding the date of exercise equal to the purchase price or (B) by a combination of cash and Stock as provided in clauses (i) and (ii)(A) above or (iii) if so permitted by the terms of the option, by delivery of a promissory note of the employee containing such terms and conditions, including without limitation interest rate and maturity, as the Board may specify in the option (except that the option may provide that the rate of interest on the note will be such rate as is sufficient at all times to avoid the imputation of any interest under the applicable provision of the
Code), or by a combination of cash (or cash and Stock) and such a promissory note; provided, that if the Stock delivered upon exercise of the option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid in cash, in Stock or by a combination of cash and Stock.

     An option holder shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by him under the Plan.

     The Company shall not be obligated to deliver any shares of Stock (a) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and (b) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     (f) Nontransferability of Options. No option may be transferred other than by will or by the laws of descent and distribution, and during an employee's lifetime an option may be exercised only by him.

     (g) Death. If an employee's employment with the Company and its subsidiaries terminates by reason of death, each option held by the employee immediately prior to death shall become immediately exercisable by his executor or administrator, or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within the one-year period ending with the first anniversary of the employee's death (subject, however, to the limitations of section 6(c) regarding the maximum exercise period for such option).

     (h) Other Termination of Employment. If an employee's employment with the Company and its subsidiaries terminates for any reason other than death, all options held by the employee that are not then exercisable shall terminate. Options that are exercisable on the date of termination shall continue to be exercisable for a period of three months (subject to Section 6(c) and the last sentence of Section 6(g)) unless the employee was discharged for cause which in the opinion of the Board casts such discredit on him as to justify termination of his options. After completion of that three-month period, such options shall terminate to the extent not previously exercised, expired or terminated. For purposes of this Section 6(h), employment shall not be considered terminated (i) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Board, so long as the employee's right to reemployment is guaranteed either by statute or by contract, or (ii) in the case of a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which section 424(a) of the Code applies.

     (i) Mergers, etc. In the event of any merger or consolidation involving the Company, any sale of substantially all of the Company's assets or any other transaction or series of related transactions as a result of which a single Person (as defined below) or several Persons acting in concert own a majority of the Company's then outstanding voting common stock (such merger, consolidation, sale or other transaction being hereinafter referred to as a "Transaction"), all outstanding options shall become exercisable, immediately prior to the consummation of such Transaction. Upon consummation of the Transaction, all outstanding options shall terminate and cease to be exercisable. There shall be excluded from the foregoing any Transaction as a result of which (a) the holders of Stock prior to the Transaction retain or acquire securities constituting a majority of the outstanding voting common stock of the acquiring or surviving corporation or other entity and (b) no single Person owns more than half of the outstanding voting common stock of the acquiring or surviving corporation or other entity, unless such Person was a stockholder of the Company on February 3, 1987 or is at the time an Affiliate of any such stockholder. For purposes of this Section, voting common stock of the acquiring or surviving corporation or other entity that is issuable upon conversion of convertible securities or upon exercise of warrants or options shall be considered outstanding, and all securities that vote in the election of directors (other than solely as the result of a default in the making of any dividend or other payment) shall be deemed to constitute that number of shares of voting common stock which is equivalent to the number of such votes that may be cast by the holders of such securities.

     In lieu of the provisions of the immediately preceding paragraph, if there is an acquiring or surviving corporation or entity, the Board may, by vote of a majority of the members of the Board who are Continuing Directors (as defined below), arrange to have such acquiring or surviving corporation or entity or an Affiliate (as defined below) thereof grant to employees holding outstanding options replacement options which, in the case of incentive options, satisfy, in the determination of the Board, the requirements of Section 424(e) of the Code.

     The term "Continuing Director" shall mean any director of the Company who
(i) is not an Acquiring Person or an Affiliate of an Acquiring Person and (ii) either was (A) a member of the Board of Directors of the Company on February 3, 1987 or (B) nominated for his or her initial term of office by a majority of the Continuing Directors in office at the time of such nomination. The term "Acquiring Person" shall mean, with respect to any Transaction, each Person who is a party to or a participant in such Transaction or who, as a result of such Transaction, would (together with other Persons acting in concert) own a majority of the Company's outstanding Common Stock; provided, however, that none of the Company, any wholly-owned subsidiary of the Company, any employee benefit plan of the Company, any trustee in respect thereof acting in such capacity or any Person which was a stockholder of the Company on February 3, 1987 or is at the time an Affiliate of any such stockholder shall, for purposes of this Section, be deemed an "Acquiring Person". The term "Affiliate" with respect to any Person, shall mean any other Person who is, or would be deemed to be, an

"affiliate" or an "associate" of such Person within the respective meanings ascribed to such terms in
Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as such rule is in effect on June 1, 1986. The term "Person" shall mean a corporation, association, partnership, joint venture, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

     (j) Annual Limitation on Grants. The maximum number of shares of Stock for which options may be granted under the Plan to any participant in any year is 150,000. For this purpose, the replacement or repricing of options will constitute a new grant.

7.  EMPLOYMENT RIGHTS

     Neither the adoption of the Plan nor the grant of options shall confer upon any employee any right to continued employment with the Company or any parent or subsidiary or affect in any way the right of the Company or parent or subsidiary to terminate the employment of an employee at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in options granted under this Plan shall not constitute an element of damages in the event of termination of the employment of an employee even if the termination is in violation of an obligation of the Company to the employee by contract or otherwise.

8.  EFFECT OF DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

     Neither adoption of the Plan nor the grant of options to an employee shall affect the Company's right to grant to such employee options that are not subject to the Plan, to issue to such employees Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to employees.

     The Board may at any time discontinue granting options under the Plan. With the consent of the employee, the Board may at any time cancel an existing option in whole or in part and grant the employee another option for such number of shares as the Board specifies. The Board may at any time or times amend the Plan for the purpose of satisfying the requirements of section 422 of the Code or of any changes in applicable laws or regulations and the Board of Directors may amend the Plan for any other purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of options, provided that (except to the extent expressly required or permitted hereinabove) no such amendment shall, without the approval of the shareholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) change the group of employees eligible to receive options under the Plan, (c) reduce the price at which incentive options may be granted, (d) extend the time within which options may be granted, (e) alter the Plan in such a way that incentive options already granted hereunder would not be considered incentive stock options under section 422 of the Code, or (f) amend the provision of this
Section 8, and no such amendment shall adversely affect the rights of any employee (without his consent) under any option previously granted.

PROXY

                            THE TIMBERLAND COMPANY
                ANNUAL MEETING OF STOCKHOLDERS -- MAY 18, 1995

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Sidney W. Swartz and Jeffrey B. Swartz, and each of them, as attorneys and proxies, with the power of substitution, to represent and vote, as designated on the reverse side hereof, all shares of the Class A Common Stock of The Timberland Company at the Annual Meeting of Stockholders of The Timberland Company to be held at the headquarters of The Timberland Company, 200 Domain Drive, Stratham, New Hampshire 03885 on Thursday, May 18, 1995, at 9:30 a.m. and at any adjournments or postponements thereof, which the undersigned could vote if present, in such manner as they, or either of them, may determine on any matters which may properly come before the meeting or any adjournments or postponements thereof and to vote on the matters set forth on the reverse side hereof as hereinafter specified.

        Each share of Class A Common Stock entitles the holder of record thereof at the close of business on April 3, 1995 to one vote per share, and each share of Class B Common Stock entitles the holder of record thereof at the close of business on April 3, 1995 to ten votes per share. The holders of Class A Common Stock will vote separately as a class with respect to the election of two nominees for director, Messrs. Brennan and Zaleznik, and the holders of Class A Common Stock and the holders of Class B Common Stock will vote together as a single class with respect to the election of the other three nominees for director, Messrs. Agate, Jeffrey Swartz and Sidney Swartz.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (1) TO FIX THE NUMBER OF DIRECTORS AT FIVE AND TO ELECT THE FIVE NOMINEES, (2) TO APPROVE THE INCREASE IN THE NUMBER OF SHARES RESERVED UNDER THE 1987 STOCK OPTION PLAN AND THE LIMIT OF 150,000 AS THE MAXIMUM NUMBER OF SHARES FOR WHICH OPTIONS MAY BE GRANTED THEREUNDER IN ANY YEAR TO ANY PARTICIPANT AND (3) TO APPROVE THE INCREASE IN THE NUMBER OF SHARES RESERVED UNDER THE 1991 EMPLOYEE STOCK PURCHASE PLAN AND, IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS NOT NOW KNOWN AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

          (Continued and to be dated and signed on the reverse side)

                                                             /SEE REVERSE SIDE/


/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE

The Board of Directors recommends a vote FOR the election of all Nominees, FOR the approval of the increase in shares reserved under the 1987 Stock Option Plan and the limit of 150,000 as the maximum number of shares for which options may be granted thereunder in any year to any participant and FOR the approval of the increase in shares reserved under the 1991 Employee Stock Purchase Plan.

1. To fix the number of directors at five for the coming year, subject to further action by the Board of Directors as provided in the By-Laws, and to elect the following nominees: Sidney W. Swartz, Jeffrey B. Swartz, Robert
    M. Agate, John F. Brennan and Abraham Zaleznik.

      / / FOR ALL NOMINEES                / / AGAINST ALL NOMINEES


/ /______________________________________
   FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

2.  To approve the increase in                   FOR     AGAINST      ABSTAIN
    the number of shares                         / /       / /          / /
    reserved under The Timberland
    Company's 1987 Stock Option
    Plan and the limit of 150,000 as the
    maximum number of shares for which
    options may be granted thereunder
    in any year to any participant.

3.  To approve the increase in                   FOR     AGAINST      ABSTAIN
    the number of shares                         / /       / /          / /
    reserved under The Timberland
    Company's 1991 Employee
    Stock Purchase Plan.

                                                          MARK HERE    / /
                                                         FOR ADDRESS
                                                         CHANGE AND
                                                        NOTE AT LEFT

Please sign here personally, exactly as your name is printed on your stock certificate. If the stock is registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for a corporation.


Signature:_____________________________________ Date ___________


Signature:_____________________________________ Date ___________